SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
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                                   FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 7, 2001
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                       RAMTRON INTERNATIONAL CORPORATION
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             (Exact name of registrant as specified in its charter)

                                  Delaware
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      (State of or other jurisdiction of incorporation or organization)

                                  0-17739
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                          (Commission File Number)

                                84-0962308
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                  (I.R.S. Employer Identification Number)

   1850 Ramtron Drive, Colorado Springs, Colorado 80921  (719) 481-7000
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  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ITEM 7  -  FINANCIAL STATEMENTS AND EXHIBITS:

     (a)  Financial Statements - Not Applicable
     (b)  Pro-Form Financial Information - Not Applicable
     (c)  Exhibits.  The following exhibits are furnished as part of this report:

               Exhibit        Description
               -------        -----------

                99.1 Teaming Agreement, dated as of March 2, 2001, between Ramtron International Corporation and National Scientific Corporation.

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ITEM 9  - REGULATION FD:

Without the Company's prior knowledge, National Scientific Corporation, a Texas corporation, or NSC, described a certain Teaming Agreement dated
March 2, 2001, between it and the Company in NSC's Form SB-2 filed on June 6, 2001, with the Securities and Exchange Commission, but did not include the Teaming Agreement as an exhibit to such filing. Although the Company does not believe the Teaming Agreement is material or would otherwise require disclosure as it relates to a hypothetical event and only obligates the parties to negotiate a further agreement if the hypothetical event occurs, as a result of NSC's description of the Teaming Agreement in its recent
Form SB-2 without including it as an exhibit, the Company wishes to provide its stockholders with full access to the Teaming Agreement. Accordingly, a copy of the Teaming Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.


                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RAMTRON INTERNATIONAL CORPORATION

                                           By:  /S/ LuAnn D. Hanson
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                                              LuAnn D. Hanson
                                              Chief Financial Officer
Dated June 8, 2001

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